                                                                     EXHIBIT 4.1




                    PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                 BY AND BETWEEN

                          KINGSBRIDGE CAPITAL LIMITED

                                      AND

                             NEOTHERAPEUTICS, INC.

                           DATED AS OF MARCH 27, 1998

                               TABLE OF CONTENTS

                                                                                                                             Page

                                                   ARTICLE I

Certain Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1   "Adjustment Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2   "Average Daily Trading Volume" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.3   "Bid Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.4   "Blackout Shares"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.5   "Capital Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.6   "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.7   "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.8   "Commitment Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.9   "Common Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.10  "Common Stock Equivalents" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.11  "Condition Satisfaction Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.12  "Damages"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.13  "Discount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.14  "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.15  "Escrow Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.16  "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.17  "Floor Price"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.18  "Initial Registerable Securities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.19  "Initial Registration Statement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.20  "Investment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.21  "Legend" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.22  "Market Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.23  "Maximum Commitment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.24  "Minimum Commitment Amount"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.25  "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.26  "Maximum Put Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.27  "Minimum Put Amount" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.28  "NASD" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.29  "NASDAQ"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.30  "Outstanding"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.31  "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.32  "Preferred Stock"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.33  "Principal Market" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.34  "Purchase Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.35  "Put"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.36  "Put Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.37  "Put Notice" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4



                                        i
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Kingsbridge Capital Limited                                              Page ii
[DATE]


         Section 1.38  "Put Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.39  "Registrable Securities" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Section 1.40  "Registration Rights Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.41  "Registration Statement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.42  "Regulation D" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.43  "SEC"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.44  "Section 4(2)" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.45  "Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.46  "SEC Documents"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.47  "Standby Letter of Credit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.48  "Subscription Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.49  "Trading Cushion"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.50  "Trading Day"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.51  "Underwriter"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.52  "Valuation Event"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 1.53  "Valuation Period" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.54  "Warrant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.55  "Warrant Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7


                                                           ARTICLE II

Purchase and Sale of Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Section 2.1   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.2   Mechanics . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.3   Closings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.4   Special Circumstances; Adjustment Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 2.5   Termination of Investment Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.6   The Warrant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.7   Blackout Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.8   Liquidated Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.9   Standby Letter of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10


                                                          ARTICLE III

Representations and Warranties of Investor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         Section 3.1  Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.2  Sophisticated Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.3  Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.4  Not an Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11



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[DATE]

         Section 3.5   Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.6   Absence of Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 3.7   Disclosure; Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 3.8   Manner of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                             ARTICLE IV

Representations and Warranties of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Section 4.1   Organization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Section 4.2   Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Section 4.3   Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         Section 4.4   Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Section 4.5   SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Section 4.6   Exemption from Registration; Valid Issuances . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         Section 4.7   No General Solicitation or Advertising in Regard to this Transaction . . . . . . . . . . . . . . . .    14
         Section 4.8   Corporate Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Section 4.9   No Conflicts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         Section 4.10  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.11  No Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.12  No Undisclosed Events or Circumstances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.13  No Integrated Offering  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.14  Litigation and Other Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.15  No Misleading or Untrue Communication . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         Section 4.16  Material Non-Public Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16


                                                           ARTICLE V

Covenants of the Investor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 5.1   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 6.1   Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 6.2   Reservation of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 6.3   Listing of Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         Section 6.4   Exchange Act Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Section 6.5   Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Section 6.6   Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Section 6.7   Additional SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         Section 6.8   Notice of Certain Events Affecting Registration;
                          Suspension of Right to Make a Put . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17



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Kingsbridge Capital Limited                                             Page  iv
[DATE]

         Section 6.9   Expectations Regarding Put Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 6.10  Consolidation; Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         Section 6.11  Issuance of Put Shares, Warrant Shares and Blackout Shares  . . . . . . . . . . . . . . . . . . . .     18
         Section 6.12  Legal Opinion on Subscription Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18


                                                          ARTICLE VII

Conditions to Delivery of Put Notices and Conditions to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         Section 7.1   Conditions Precedent to the Obligation of the
                       Company to Issue and Sell Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
         Section 7.2   Conditions Precedent to the Right of the
                       Company to Deliver a Put Notice and the Obligation
                       of the Investor to Purchase Put Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
         Section 7.3   Due Diligence Review; Non-Disclosure of
                       Non-Public Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21


                                                          ARTICLE VIII

Legends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23
         Section 8.1    Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
         Section 8.2    No Other Legend or Stock Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . .     24
         Section 8.3    Investor's Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24


                                                           ARTICLE IX

Choice of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
         Section 9.1    Choice of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24


                                                           ARTICLE X

Assignment; Entire Agreement, Amendment; Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         Section 10.1    Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.2    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 10.3    Entire Agreement, Amendment; No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                           ARTICLE XI



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Kingsbridge Capital Limited                                               Page v
[DATE]


Notices; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 11.1 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 11.2 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 11.3 Method of Asserting Indemnification Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                                          ARTICLE XII

Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.1 Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.2 Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 12.3 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.4 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.5 Survival; Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.6 Title and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 12.7 Reporting Entity for the Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

                                                                     EXHIBIT 4.1



                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT

                                 BY AND BETWEEN

                           KINGSBRIDGE CAPITAL LIMITED

                                       AND

                              NEOTHERAPEUTICS, INC.

                           DATED AS OF MARCH 27, 1998

         This PRIVATE EQUITY LINE OF CREDIT AGREEMENT is entered into as of the 27th day of March, 1998 (this "Agreement"), by and between Kingsbridge Capital Limited (the "Investor"), an entity organized and existing under the laws of the British Virgin Islands, and Neotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase, up to $15,000,000 of the Common Stock (as defined below); and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

         Section I.1 "Adjustment Period" shall have the meaning set forth in Section 2.4(b).

         Section I.2 "Average Daily Trading Volume" shall mean, with respect to any date, the average of the daily trading volumes for the Common Stock on the Principal Market for twenty-six (26) of the thirty (30) consecutive Trading Days immediately preceding such date, after removing the Trading Days with the two (2) highest trading volumes and the Trading Days with the two (2) lowest trading volumes.

         Section I.3 "Bid Price" shall mean the closing bid price (as reported by NASDAQ) of the Common Stock on the Principal Market.

         Section I.4 "Blackout Shares" shall have the meaning assigned to them in Section 2.7.

         Section I.5 "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

         Section I.6 "Closing" shall mean one of the closings of a purchase and sale of the Common Stock pursuant to Section 2.1.

         Section I.7 "Closing Date" shall mean, with respect to a Closing, the third Trading Day following the Put Date related to such Closing, provided all conditions to such Closing have been satisfied on or before such Trading Day.

         Section I.8 "Commitment Period" shall mean the period commencing on the earlier to occur of (i) the Effective Date or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earlier to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of the Maximum Commitment Amount, (y) the date this Agreement is terminated pursuant to Section 2.5, or (z) the date occurring thirty (30) months from the date of commencement of the Commitment Period.

         Section I.9 "Common Stock" shall mean the Company's common stock, $0.001 par value per share.

         Section I.10 "Common Stock Equivalents" shall mean any securities that are convertible into or exchangeable for Common Stock or any warrants, options or other rights to subscribe for or purchase Common Stock or any such convertible or exchangeable securities.

         Section I.11 "Condition Satisfaction Date" shall have the meaning set forth in Section 7.2 of this Agreement.

         Section I.12 "Damages" shall mean any loss, claim, damage, liability, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section I.13     "Discount" shall mean twelve percent (12%).

         Section I.14 "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering resale of the Registrable Securities as set forth in Section 7.2(a).

         Section I.15 "Escrow Agreement" shall mean the escrow agreement in the form of Exhibit A entered into pursuant to Section 7.2(p) hereof.

         Section I.16 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

         Section I.17 "Floor Price" shall mean three dollars ($3.00) per share.

         Section I.18 "Initial Registerable Securities" shall have the meaning set forth in the Registration Rights Agreement.

         Section I.19 "Initial Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

         Section I.20 "Investment Amount" shall mean the dollar amount (within the range specified in Section 2.2) to be invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor in accordance with Section 2.2 hereof.

         Section I.21     "Legend" shall have the meaning specified in
Section 8.1.

         Section I.22 "Market Price" on any given date shall mean the average of the lowest intra-day prices of the Common Stock over the Valuation Period. "Lowest intra-day price" shall mean the lowest trade price of the Common Stock (as reported by NASDAQ) during any Trading Day.

         Section I.23     "Maximum Commitment Amount" shall mean $15,000,000.

         Section I.24     "Minimum Commitment Amount" shall mean $1,000,000.

         Section I.25 "Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company or to the Company and such other entities controlling or controlled by the Company, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform its obligations under any of (a) this Agreement, (b) the Registration Rights Agreement, and (c) the Warrant.

         Section I.26 "Maximum Put Amount" shall mean with respect to any Put, an amount determined in accordance with the table set forth on Annex A hereto.

         Section I.27     "Minimum Put Amount" shall mean $250,000.

         Section I.28 "NASD" shall mean the National Association of Securities Dealers, Inc.

         Section I.29     "NASDAQ"  shall mean Nasdaq Stock Market, Inc.

         Section I.30 "Outstanding" when used with reference to Common Shares or Capital

Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not refer to any such Shares then directly or indirectly owned or held by or for the account of the Company.

         Section I.31 "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section I.32 "Preferred Stock" shall mean the Company's preferred stock, par value $.001 per share.]

         Section I.33 "Principal Market" shall mean the Nasdaq National Market, the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section I.34 "Purchase Price" shall mean, with respect to a Put, the Market Price on the applicable Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement) less the product of the Discount and the Market Price; provided, however, that in no event shall the Purchase Price be less than the Floor Price; provided, further, that during the Adjustment Period the Purchase Price shall be adjusted as set forth in Section 2.4.

         Section I.35 "Put" shall mean each occasion the Company elects to exercise its right to tender a Put Notice requiring the Investor to purchase a discretionary amount of the Company's Common Stock, subject to the terms and conditions of this Agreement.

         Section I.36 "Put Date" shall mean the Trading Day during the Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

         Section I.37 "Put Notice" shall mean a written notice to the Investor setting forth the Investment Amount that the Company intends to require the Investor to purchase pursuant to the terms of this Agreement.

         Section I.38 "Put Shares" shall mean all shares of Common Stock issued or issuable pursuant to a Put that has been exercised or may be exercised in accordance with the terms and conditions of this Agreement.

         Section I.39 "Registrable Securities" shall mean the (i) Put Shares, (ii) the Warrant Shares, (iii) the Blackout Shares and (iv) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a Registration Statement has been declared effective by the SEC and all Registrable Securities have been disposed of pursuant to a Registration Statement, (x) all Registrable Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (y) such time as all Registrable Securities have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(z) in the opinion of counsel to the Company, which counsel shall be reasonably acceptable to the Investor, all Registrable Securities may be sold without registration or the need for an exemption from any registration requirements and without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section I.40 "Registration Rights Agreement" shall mean the registration rights agreement in the form of Exhibit B hereto.

         Section I.41 "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section I.42 "Regulation D" shall have the meaning set forth in the recitals of this Agreement.

         Section I.43     "SEC" shall mean the Securities and Exchange
Commission.

         Section I.44 "Section 4(2)" shall have the meaning set forth in the recitals of this Agreement.

         Section I.45 "Securities Act" shall have the meaning set forth in the recitals of this Agreement.

         Section I.46 "SEC Documents" shall mean the Company's latest Form 10-KSB as of the time in question, all Forms 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section I.47 "Standby Letter of Credit" shall have the meaning set forth in Section 2.9.

         Section I.48 "Subscription Date" shall mean the date on which this Agreement is executed and delivered by the parties hereto.

         Section I.49     "Trading Cushion" shall mean the mandatory fifteen
(15) Trading Days between Put Dates.

         Section I.50 "Trading Day" shall mean any day during which the Principal Market shall be open for business.

         Section I.51 "Underwriter" shall mean any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to a Registration Statement.

         Section I.52 "Valuation Event" shall mean an event in which the Company at any time during a Valuation Period takes any of the following actions:

                 (a)      subdivides or combines its Common Stock;

                 (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares, except for dividends paid with respect to the Preferred Stock;

                 (c) issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

                 (d) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

                 (e) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

                 (f) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

                 (g) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a materially adverse effect upon the rights of the Investor at the time of a Put or exercise of the Warrant.

         Section I.53 "Valuation Period" shall mean the period of five (5) Trading Days during which the Purchase Price of the Common Stock is valued, which period shall be with respect to the Purchase Price on any Put Date, the two (2) Trading Day preceding and the two (2) Trading Days following the Trading Day on which the applicable Put Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during any Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the fifth Trading Day thereafter.

         Section I.54 "Warrant" shall mean the Warrant in the form of Exhibit C hereto issued pursuant to Section 2.6 of this Agreement.

         Section I.55 "Warrant Shares" shall mean all shares of Common Stock issued or issuable pursuant to exercise of the Warrant.


                                   ARTICLE II
                       PURCHASE AND SALE OF COMMON STOCK

         Section II.1     Investments.

                 (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may exercise a Put by the delivery of a Put Notice. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price with respect to such Put Date.

                 (b) Minimum Amount of Puts. The Company shall, in accordance with Section 2.2(a), issue and sell Put Shares to the Investor and the Investor shall purchase Put Shares from the Company totaling (in aggregate Purchase Prices) at least the Minimum Commitment Amount. If the Company for any reason fails to issue and deliver such Put Shares during the Commitment Period, on the first Trading Day after the expiration of the Commitment Period, the Company shall wire to Investor a sum in immediately available funds equal to the product of (X) the Minimum Commitment Amount minus the aggregate Investment Amounts of the Put Shares delivered to the Investor hereunder and (Y) the Discount.

                 (c) Maximum Amount of Puts. Unless the Company obtains the requisite approval of its shareholders in accordance with the corporate laws of Delaware and the applicable rules of the Principal Market, no more than 19.9% of the

                 Outstanding shares of Common Stock, which is equal to 1,089,387 shares, may be issued and sold pursuant to Puts.

         Section II.2     Mechanics.

                 (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in Section 7.2; provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall be neither less than the Minimum Put Amount nor more than the Maximum Put Amount.

                 (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon New York time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon New York time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

         Section II.3 Closings. On each Closing Date for a Put, (i) the Company shall deliver into escrow one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to
Section 2.1 herein, registered in the name of the Investor and (ii) the Investor shall deliver into escrow the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to an account designated by the Company on or before the Closing Date. In addition, on or prior to such Closing Date, each of the Company and the Investor shall deliver to the other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of the Investment Amount to the Company or the Company's draw on the Standby Letter of Credit (as defined in Section 2.9) and delivery of such certificate(s) to the Investor shall occur out of escrow in accordance with the Escrow Agreement; provided, however, that to the extent the Company has not paid the fees, expenses and disbursements of the Investor's counsel in accordance with Section 12.1, the amount of such fees, expenses and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

         Section II.4     Special Circumstances; Adjustment Period.

                 (a) Adjustment Period Notice. In the event that the Company shall in good faith anticipate executing an agreement of acquisition, merger or consolidation within ninety (90) days after giving the Investor Adjustment Period Notice (as defined below), the Company may, at its sole discretion, give the Investor at least twenty-one (21) days' irrevocable advance notice, in the form of Exhibit D hereto ("Adjustment Period Notice"), that the Company shall initiate an Adjustment Period (as defined below). The Company shall not give such Adjustment Period Notice if it constitutes the disclosure of material non-public information to the Investor.

                 (b)      During the Adjustment Period:

                          1. the Purchase Price shall be eighty three percent (83%) of the Market Price on the applicable Put Date;

                          2. the duration of the Trading Cushion shall be shortened to ten (10) Trading Days until the expiration of five (5) consecutive weeks after the date on which the Adjustment Period Notice was given (the "Adjustment Period"); and

                          3. the Company may not deliver a Put Notice such that the number of Put Shares to be purchased by the Investor upon the applicable Closing, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 13(d) of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 2.4(c), in the event that the amount of Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.9% of the Common Stock following such Closing Date.

         Section II.5 Termination of Investment Obligation. The obligation of the Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of any Registration Statement for an aggregate of thirty (30) Trading Days during the Commitment Period, for any reason other than deferrals or suspension during a Blackout Period in accordance with the Registration Rights Agreement, as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of
Section 6.3, 6.4, 6.5 or 6.6.

         Section II.6 The Warrant. On the Subscription Date, the Company shall issue the Warrant to the Investor. The Warrant shall be delivered by the Company to the Investor upon execution of this Agreement by the parties hereto. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

         Section II.7 Blackout Shares. In the event that, (a) within five Trading Days following any Closing Date, the Company gives a Blackout Notice to the Investor of a Blackout Period in accordance with the Registration Rights Agreement, and (b) the Bid Price on the Trading Day immediately preceding such Blackout Period ("Old Bid Price") is greater than the Bid Price on the first Trading Day following such Blackout Period that the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New Bid Price"), then the Company shall issue to the Investor the number of additional shares of Registrable Securities (the "Blackout Shares") equal to the difference between (X) the product of the number of Registrable Securities held by Investor immediately prior to the Blackout Period multiplied by the Old Bid Price, divided by the New Bid Price, and (Y) the number of Registrable Securities held by Investor immediately prior to the Blackout Period.

         Section II.8 Liquidated Damages. The parties hereto acknowledge and agree that the sum payable under Section 2.1(b) and the requirement to issue Blackout Shares under Section 2.7 above shall give rise to liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amounts specified in such Sections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to make Puts with aggregate Purchase Prices totalling at least the Minimum Commitment Amount or in connection with a Blackout Period under the Registration Rights Agreement, and (c) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

         Section II.9 Standby Letter of Credit. On or before July 31, 1998, the Investor shall obtain from a reputable financial institution, reasonably acceptable to the Company (it being agreed that a Merrill Lynch company will be acceptable to the Company), a standby letter of credit, bank guarantee or similar contingent financial instrument or arrangement, in favor of the Company and in the amount of $1,000,000 (the "Standby Letter of Credit"); provided, however, that the Investor shall have no such obligation to obtain the Standby Letter of Credit if on or prior to July 31, 1998 the Company shall have exercised its Put rights pursuant to Section 2.1 above and the Investor shall have paid an aggregate of Investment Amounts equal to or greater than $1,000,000. The Standby Letter of Credit, if any, will enable the Company to make a draw thereon in the event that in connection with a Closing: (i) the Company has duly exercised its Put right pursuant to Section 2.1 above; (ii) there is mutual agreement between the Company and the

Investor that all of the conditions set forth in Section 7.2 hereof have been satisfied; (iii) the Company has placed the Put Shares into escrow in accordance with Section 2.3 and (iv) the Investor has not paid the Investment Amount into escrow in accordance with Section 2.3 hereof. Any dispute relating to the satisfaction of the conditions set forth in Section 7.2 hereof shall be resolved in accordance with the terms of Section 11.3(c) hereof. The Standby Letter of Credit may not be used for, and shall on the face of any and all documentation representing the Standby Letter of Credit expressly prohibit any use thereof for, any purpose other than for payment of the Investment Amount, including, without limitation, as collateral for any present or future indebtedness or other obligation of the Company. In the event that the Standby Letter of Credit is obtained pursuant to this Section 2.9, then the Company shall pay the fees of the financial institution issuing the Standby Letter of Credit up to $5,000 per annum. The Standby Letter of Credit shall have a term equal to the lesser of (i) ninety (90) days from the initial issuance thereof and (ii) such Closing Date that is the Closing Date on which the Investor shall have paid an aggregate of Investment Amounts for Put Shares equal to or greater than $1,000,000.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

         Section III.1 Intent. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Common Stock to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Common Stock for any minimum or other specific term and reserves the right to dispose of the Common Stock at any time in accordance with federal and state securities laws applicable to such disposition.

         Section III.2 Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

         Section III.3 Authority. This Agreement has been duly authorized and validly executed and delivered by the Investor and is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section III.4 Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

         Section III.5 Organization and Standing. Investor is duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

         Section III.6 Absence of Conflicts. The execution and delivery of this Agreement and any other document or instrument contemplated hereby, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor, or, to the Investor's knowledge, (b) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound, (c) conflict with or constitute a material default thereunder, (d) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party, or (e) require the approval of any third-party (that has not been obtained) pursuant to any material contract to which Investor is subject or to which any of its assets, operations or management may be subject.

         Section III.7 Disclosure; Access to Information. Investor has received all documents, records, books and other information pertaining to Investor's investment in the Company that have been requested by Investor. The Investor has reviewed or received copies of the SEC Documents.

         Section III.8 Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor that:

         Section IV.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Except for Neotherapeutics GmbH, a wholly owned Swiss subsidiary and as set forth in the SEC Documents, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         Section IV.2 Authority. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, and the Warrant and to issue the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares; (ii) the execution and delivery of this Agreement and the Registration Rights Agreement, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) each of this Agreement and the Registration Rights Agreement has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         Section IV.3 Capitalization. As of March 16, 1998, the authorized capital stock of the Company consisted of 25,000,000 shares of Common Stock, of which 5,474,307 shares were issued and outstanding, and 5,000,000 shares of Preferred stock, of which none were issued and outstanding. Except for (i) options to purchase not more than 452,300 shares of Common Stock with purchase prices between $.025 and $12.88 per share; (ii) warrants to purchase not more than 2,704,000 shares of Common Stock with a purchase price of $11.40 per share and (iii) warrants to purchase not more than 246,000 Units at $9.12 per unit, with each "Unit" representing one (1) share of Common Stock and one (1) warrant to purchase one (1) share of Common Stock at a purchase price of $11.40 per share, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock of the Company. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

         Section IV.4 Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or 12(g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company has maintained all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date hereof, the Principal Market is the Nasdaq National Market.

         Section IV.5 SEC Documents. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents (including, without limitation, proxy information and solicitation materials). The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

         Section IV.6 Exemption from Registration; Valid Issuances. The sale and issuance of the Warrant, the Warrant Shares, the Put Shares and any Blackout Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, may and shall be properly issued pursuant to Rule 4(2), Regulation D and/or any applicable state law. When issued and paid for as herein provided, the Put Shares, the Warrant Shares and any Blackout Shares shall be duly and validly issued, fully paid, and nonassessable. Neither the sales of the Put Shares, the Warrant, the Warrant Shares or any Blackout Shares pursuant to, nor the Company's performance of its obligations under, this Agreement, the Registration Rights Agreement, or the Warrant shall (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Put Shares, the Warrant Shares, any Blackout Shares or any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. The Put Shares, the Warrant Shares and any Blackout Shares shall not subject the Investor to personal liability by reason of the ownership thereof.

         Section IV.7 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any distributor or any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Put Shares, the Warrant, the Warrant Shares or any Blackout Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Common Stock under the Securities Act.

         Section IV.8 Corporate Documents. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as amended and in effect on the date hereof (the "By-Laws").

         Section IV.9 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares do not and will not (i) result in a violation of the Certificate or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the

Company or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing; provided, however, that for purposes of the Company's representations and warranties as to violations of foreign law, rule or regulation referenced in clause (iii), such representations and warranties are made only to the best of the Company's knowledge insofar as the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby are or may be affected by the status of the Investor under or pursuant to any such foreign law, rule or regulation. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrant in accordance with the terms hereof (other than any SEC, NASD or state securities filings that may be required to be made by the Company subsequent to any Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq Small Cap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

         Section IV.10 No Material Adverse Change. Since December 31, 1996, no event has occurred that would have a Material Adverse Effect on the Company, except as disclosed in the SEC Documents.

         Section IV.11 No Undisclosed Liabilities. The Company has no liabilities or obligations that are material, individually or in the aggregate, and that are not disclosed in the SEC Documents or otherwise publicly announced, other than those incurred in the ordinary course of the Company's businesses since December 31, 1996 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         Section IV.12 No Undisclosed Events or Circumstances. Since December 31, 1996, no event or circumstance has occurred or exists with respect to the or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

         Section IV.13 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, other than pursuant to this Agreement, under circumstances that would require registration of the Common Stock under the Securities Act.

         Section IV.14 Litigation and Other Proceedings. Except as may be set forth in the SEC Documents, there are no lawsuits or proceedings pending or to the best knowledge of the Company threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which might have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, so far as is known by the Company, requested of any court, arbitrator or governmental agency which might result in a Material Adverse Effect.

         Section IV.15 No Misleading or Untrue Communication. The Company, any Person representing the Company, and, to the knowledge of the Company, any other Person selling or offering to sell the Put Shares, the Warrant, the Warrant Shares or the Blackout Shares in connection with the transactions contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

         Section IV.16 Material Non-Public Information. The Company is not in possession of, nor has the Company or its agents disclosed to the Investor, any material non-public information that (i) if disclosed, would, or could reasonably be expected to have, an effect on the price of the Common Stock or
(ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                                   ARTICLE V
                           COVENANTS OF THE INVESTOR

         Section V.1 Compliance with Law. The Investor's trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the Principal Market on which the Company's Common Stock is listed.

         Section V.2 Limitation on Short Sales. The Investor and its Affiliates shall not engage in short sales of the Company's Common Stock; provided, however, that the Investor may enter into any short sale or other hedging or similar arrangement it deems appropriate with respect to Put Shares after it receives a Put Notice with respect to such Put Shares so long as such sales or arrangements do not involve more than the number of such Put Shares (determined as of the date of such Put Notice).

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

         Section VI.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all respects with the terms thereof.

         Section VI.2 Reservation of Common Stock. As of the date hereof, the Company has available and the Company shall reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Put Shares, the Warrant Shares and the Blackout Shares; such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price for the Put Shares under the terms and conditions of this Agreement and the Exercise Price of the Warrant and a good faith estimate by the Company in consultation with the Investor of the number of Blackout Shares that will need to be issued. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder.

         Section VI.3 Listing of Common Stock. The Company shall maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) will cause the Put Shares, the Warrant Shares and any Blackout Shares to be listed on the Principal Market. The Company further shall, if the Company applies to have the Common Stock traded on any other Principal Market, include in such application the Put Shares, the Warrant Shares and any Blackout Shares, and shall take such other action as is necessary or desirable in the opinion of the Investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company shall take use its reasonable best efforts to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and the Principal Market.

         Section VI.4 Exchange Act Registration. The Company shall (i) cause its Common Stock to continue to be registered under Section 12(g) or 12(b) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said Act, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section VI.5 Legends. The certificates evidencing the Put Shares, the Warrant Shares and the Blackout Shares shall be free of legends, except as provided for in Article VIII.

         Section VI.6 Corporate Existence. The Company shall take all steps necessary to preserve and continue the corporate existence of the Company.

         Section VI.7 Additional SEC Documents. The Company shall deliver to the Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section VI.8 Notice of Certain Events Affecting Registration; Suspension of Right to Make a Put. The Company shall immediately notify the Investor upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of Registrable Securities: (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the registration statement, related prospectus or documents so that, in the case of a Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the registration statement would be appropriate, and the Company shall promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

         Section VI.9 Expectations Regarding Put Notices. Within ten (10) days after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company undertakes to notify the Investor as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate with respect to such calendar quarter and shall in no way obligate the Company to raise such amount during such calendar quarter or otherwise limit its ability to deliver Put Notices during such calendar quarter. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section VI.10 Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement and the Warrant.

         Section VI.11 Issuance of Put Shares, Warrant Shares and Blackout Shares. The sale of the Put Shares, the issuance of the Warrant Shares pursuant to exercise of the Warrant and the issuance of any Blackout Shares shall be made in accordance with the provisions and requirements of Regulation D and any applicable state law. Issuance of the Warrant Shares pursuant to exercise of the Warrant through a cashless exercise shall be made in accordance with the provisions and requirements of Section 3(a)(9) under the Securities Act and any applicable state law.

         Section VI.12 Legal Opinion on Subscription Date. The Company's independent counsel shall deliver to the Investor upon execution of this Agreement an opinion in the form of Exhibit E, except for paragraph 7 thereof.

                                  ARTICLE VII
                           CONDITIONS TO DELIVERY OF
                     PUT NOTICES AND CONDITIONS TO CLOSING

         Section VII.1 Conditions Precedent to the Obligation of the Company to Issue and Sell Common Stock. The obligation hereunder of the Company to issue and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, at or before each such Closing, of each of the conditions set forth below.

                 (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

                 (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section VII.2 Conditions Precedent to the Right of the Company to Deliver a Put Notice and the Obligation of the Investor to Purchase Put Shares. The right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

                 (a) Registration of Registrable Securities with the SEC. As set forth in the Registration Rights Agreement, the Company shall have filed with the SEC the Initial Registration Statement with respect to the resale of the Initial Registrable Securities by the Investor that shall have been declared effective by the SEC prior to the first Put Date, but in no event later than ninety (90) days after Subscription Date. For the purposes of any Put Notice with respect Registerable Securities other than the Initial Registerable Securities the Company shall have filed with the SEC a Registration Statement with respect to the resale of such Registrable Securities by the Investor that shall have been declared effective by the SEC prior to the Put Date therefor.

                 (b) Effective Registration Statement. As set forth in the Registration Rights Agreement, a Registration Statement shall have previously become effective for the resale by the Investor of the Registerable Securities subject to such Put Notice and such Registration Statement shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of such Registration Statement or related prospectus shall exist.

                 (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

                 (d) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

                 (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

                 (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

                 (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or the NASD and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal

                 Market.

                 (h) Legal Opinion. The Company shall have caused to be delivered to the Investor, within five (5) Trading Days of the effective date of the Initial Registration Statement and each subsequent Registration Statement, an opinion of the Company's independent counsel in the form of Exhibit E hereto, addressed to the Investor.

                 (i) Due Diligence. No dispute between the Company and the Investor shall exist pursuant to Section 7.3 as to the adequacy of the disclosure contained in any Registration Statement.

                 (j) Ten Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Registerable Securities then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning no more than 9.9% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares and Blackout Shares, would own more than 9.9% of the Common Stock following such Closing Date.

                 (k) Minimum Bid Price. The Bid Price equals or exceeds the Floor Price from the Trading Day immediately preceding the date on which such Notice is deemed delivered until the Trading Day immediately preceding the Closing Date (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

                 (l) Minimum Average Daily Trading Volume. The Average Daily Trading Volume for the Common Stock with respect to the applicable Put Date and Closing Date equals or exceeds ten thousand (10,000) shares per Trading Day.

                 (m) No Knowledge. The Company shall have no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

                 (n) Trading Cushion. The Trading Cushion shall have elapsed since the immediately preceding Put Date.

                 (o) Shareholder Vote. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market.

                 (p) Escrow Agreement. The parties hereto shall have entered into the Escrow Agreement.

                 (q) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2., including, without limitation, a certificate in substantially the form and substance of Exhibit F hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

         Section VII.3 Due Diligence Review; Non-Disclosure of Non-Public Information.

                 (a) The Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any Underwriter, any Registration Statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or Underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of such Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and Underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

                 (b) Each of the Company, its officers, directors, employees and agents shall in no event disclose non-public information to the Investor, advisors to or representatives of the Investor (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to
                 Section 2.4) unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

                 (c) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company shall, as hereinabove provided, immediately notify the advisors and representatives of the Investor and any Underwriters of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in a Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 7.3 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms and conditions of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that any Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in such Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.


                                  ARTICLE VIII
                                    LEGENDS

         Section VIII.1 Legends. Each of the Warrant and, unless otherwise provided below, each certificate representing Registrable Securities will bear the following legend (the "Legend"):

         THE SECURITIES EVIDENCED_BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER

         THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS CERTIFICATE IS THE BENEFICIARY OF CERTAIN OBLIGATIONS OF THE COMPANY SET FORTH IN A PRIVATE EQUITY LINE OF CREDIT AGREEMENT BETWEEN NEOTHERAPEUTICS, INC. AND KINGSBRIDGE CAPITAL LIMITED DATED AS OF MARCH 27, 1998. A COPY OF THE PORTION OF THE AFORESAID AGREEMENT EVIDENCING SUCH OBLIGATIONS MAY BE OBTAINED FROM THE COMPANY'S EXECUTIVE OFFICES.

         As soon as practicable after the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit G hereto. Such instructions shall be irrevocable by the Company from and after the date thereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor. At any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered; provided that (i) a Registration Statement shall then be effective and (ii) if reasonably requested by the transfer agent the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement.

         Section VIII.2 No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 8.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfers orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article VIII.

         Section VIII.3 Investor's Compliance. Nothing in this Article VIII shall affect in any way the Investor' s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE IX
                                 CHOICE OF LAW

         Section IX.1 Choice of Law. This Agreement shall be construed under the laws of the State of New York.

                                   ARTICLE X
              ASSIGNMENT; ENTIRE AGREEMENT, AMENDMENT; TERMINATION

         Section X.1 Assignment. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) upon the prior written consent of the Company, which consent shall not to be unreasonably withheld.

         Section X.2      Termination.  This Agreement shall terminate thirty
(30) months after the commencement of the Commitment Period; provided, however, that the provisions of Articles VI, VIII, IX, X, and XI, and of Section 7.3, shall survive the termination of this Agreement.

         Section X.3 Entire Agreement, Amendment; No Waiver. This Agreement, the Registration Rights Agreement and the Warrant constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by both parties hereto. The failure of the either party to insist on strict compliance with this Agreement, or to exercise any right or remedy under this Agreement, shall not constitute a waiver of any rights provided under this Agreement, nor estop the parties from thereafter demanding full and complete compliance nor prevent the parties from exercising such a right or remedy in the future.


                                   ARTICLE XI
                            NOTICES; INDEMNIFICATION

         Section XI.1 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

                          Neotherapeutics, Inc,
                          157 Technology Drive
                          Attention: Alvin J. Glasky
                          Irvine, California  92618
                          Telephone: (714) 788-6700
                          Facsimile: (714) 788-6706



         with a copy (which shall not constitute notice) to:

                          Stradling, Yocca, Carlson & Rauth
                          660 Newport Center Drive, Suite 1600
                          Newport Beach, California  92660
                          Attention: Craig Carlson
                          Telephone: (714) 725-4000
                          Facsimile: (714) 725-4100

         if to the Investor:

                          Adam Gurney
                          Kingsbridge Capital Limited
                          Main Street
                          Kilcullen, County Kildare
                          Republic of Ireland
                          Telephone: 011-353-45-481-811
                          Facsimile: 011-353-45-482-003

         with a copy (which shall not constitute notice) to:

                          Rogers & Wells LLP
                          200 Park Avenue, 52nd Floor
                          New York, NY  10166
                          Attention:  Sara Hanks, Esq.

                          Telephone: (212) 878-8000
                          Facsimile: (212) 878-8375

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 11.1 by giving at least ten
(10) days' prior written notice of such changed address or facsimile number to the other party hereto.

         Section XI.2 Indemnification. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, together with the Controlling Persons (as defined in the Registration Rights Agreement) from and against any Damages, joint or several, and any action in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees, and duly authorized agents, and any such Controlling Person becomes subject to, resulting from, arising out of or relating to any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Company contained in this Agreement, as such Damages are incurred, except to the extent such Damages result primarily from the Investor's failure to perform any covenant or agreement contained in this Agreement or the Investor's negligence, recklessness or bad faith in performing its obligations under this Agreement.

         Section XI.3 Method of Asserting Indemnification Claims. All claims for indemnification by any Indemnified Party (as defined below) under
Section 11.2 shall be asserted and resolved as follows:

                 (a) In the event any claim or demand in respect of which any person claiming indemnification under any provision of
                 Section 11.2 (an "Indemnified Party") might seek indemnity under Section 11.2 is asserted against or sought to be collected from such Indemnified Party by a person other than the Company, the Investor or any affiliate of the Company or (a "Third Party Claim"), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim for indemnification that is being asserted under any provision of
                 Section 12.2 against any person (the "Indemnifying Party"), together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim (a "Claim Notice") with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim

                 Notice or an Indemnity Notice (as defined below) (the "Dispute Period") whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under
                 Section 11.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

                          i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 11.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 11.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under Section 11.2 with respect to such Third Party Claim.

                          ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

                          iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section

                          11.3.

                 (b) In the event any Indemnified Party should have a claim under Section 11.2 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 11.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.2 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 11.3.

                 (c) Any dispute under this Agreement or the Warrant shall be submitted to arbitration (including, without limitation, pursuant to this Section 11.3) and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (the "Board of Arbitration") selected as hereinafter provided. Each of the Indemnified Party and the Indemnifying Party shall select one
                 (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by the American Arbitration Association upon application made to it for such purpose by the Indemnified Party. The Board of Arbitration shall meet on consecutive business days in New York County, New York or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be divided between the Indemnifying Party and the Indemnified Party in the same proportion as the portion of the related claim determined by the Board of Arbitration to be payable to the Indemnified Party bears to the portion of such claim determined not to be so payable.

                                  ARTICLE XII
                                 MISCELLANEOUS

         Section XII.1 Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay the fees, expenses and disbursements of the Investor's counsel in an amount not to exceed $25,000.

         Section XII.2 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section XII.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument.

         Section XII.4 Entire Agreement. This Agreement, the Annex and Exhibits hereto, the Warrant, the Registration Rights Agreement and the Escrow Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as if fully set forth herein.

         Section XII.5 Survival; Severability. The representations, warranties, covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section XII.6 Title and Subtitles. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

         Section XII.7 Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be NASDAQ or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                           KINGSBRIDGE CAPITAL LIMITED


                                           NEOTHERAPEUTICS, INC.


                                           By:     /s/Valentine O'Donoghue
                                                   -----------------------------
                                                   Valentine O'Donoghue
                                                   Director


                                           By:     /s/Alvin J. Glasky
                                                   -----------------------------
                                                   Alvin J. Glasky
                                                   President

                                    ANNEX A
                               MAXIMUM PUT AMOUNT

         The Maximum Put Amount with respect to a Put shall be determined based upon the Average Daily Trading Volume of shares of Common Stock with respect to the relevant Put Date and the Market Price as of such Put Date of shares of Common Stock on such Put Date as follows:



==================================================================================================================
                                                            Average Daily Trading Volume
                                    ------------------------------------------------------------------------------
   Market Price ($ per share)       10,000-25,000         25,001-50,000         50,001-75,000         75,001-Above
   --------------------------       -------------         -------------         -------------         ------------

       3.00-6.00                      $500,000              $750,000             $1,000,000            $1,250,000
   --------------------------       -------------         -------------         -------------         ------------
       6.00-8.00                      $750,000             $1,000,000            $1,250,000            $1,500,000
   --------------------------       -------------         -------------         -------------         ------------
      8.00-10.00                     $1,000,000            $1,250,000            $1,500,000            $1,750,000
   --------------------------       -------------         -------------         -------------         ------------
      10.00-12.00                    $1,250,000            $1,500,000            $1,750,000            $1,750,000
   --------------------------       -------------         -------------         -------------         ------------
      12.00-14.00                    $1,500,000            $1,750,000            $1,750,000            $2,000,000
   --------------------------       -------------         -------------         -------------         ------------
      14.00-Above                    $1,750,000            $1,750,000            $2,000,000            $2,000,000
==================================================================================================================

                                   EXHIBIT A

                           [FORM OF ESCROW AGREEMENT]

                                   EXHIBIT B

                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

                                   EXHIBIT C

                               [FORM OF WARRANT]

                                   EXHIBIT D

                            ADJUSTMENT PERIOD NOTICE


         Notice is hereby granted that the Board of Directors of Neotherapeutics, Inc. (the "Company") anticipates executing a merger or acquisition agreement within ninety (90) days of the date hereof.

         The following five-week period is hereby designated as an Adjustment Period pursuant to Section 2.4 of the Private Equity Line of Credit Agreement, dated [DATE] by and between the Company and Kingsbridge Capital Limited.

         Beginning: ______________________
(no sooner that twenty-one (21) days from the date this notice is deemed to be delivered)

         Expiring: _______________________

         The undersigned has executed this Certificate this ____ day of ________, 199_.


                                            ____________________________________
                                            Name
                                            Title

                                   EXHIBIT E

              FORM OF OPINION OF THE COMPANY'S INDEPENDENT COUNSEL

[Date]

Kingsbridge Capital Limited
Main Street
Kilcullen, County Kildare
Republic of Ireland

Re: Private Equity Line of Credit Agreement Between Kingsbridge Capital Limited and [ISSUER]

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section [6.12] [7.2(h)] of the Private Equity Line of Credit Agreement by and between Kingsbridge Capital Limited, a British Virgin Islands entity (the "Investor") and [ISSUER] (the "Company"), dated [DATE] (the "Line of Credit Agreement"), which provides for the issuance and sale by the Company of up to ____ shares of Common Stock of the Company (the "Put Shares"), certain additional shares upon the occurrence of certain events as set forth in Section 2.7 thereof (the "Blackout Shares"), and a warrant to purchase ____ shares of Common Stock of the Company (the "Warrant", and the shares of Common Stock issued or issuable pursuant to exercise of the Warrant, the "Warrant Shares"). All terms used herein have the meanings defined for them in the Line of Credit Agreement unless otherwise defined herein.

         We have acted as counsel for the Company in connection with the negotiation of the Line of Credit Agreement, the Warrant, the Registration Rights Agreement between the Investor and the Company, dated [DATE] (the "Registration Rights Agreement"), and the Escrow Agreement between the Investor, the Company and [ESCROW AGENT], dated [DATE] (the "Escrow Agreement", and together with the Line of Credit Agreement and the Registration Rights Agreement, the "Agreements"). As counsel, we have made such legal and factual examinations and inquires as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

Kingsbridge Capital Limited                                              Page 2
[DATE]


         As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the Warrant and the transactions contemplated thereby.

         For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.

         The opinions hereinafter expressed are subject to the following qualifications:

                       [QUALIFICATIONS TO BE NEGOTIATED]

         Based upon and subject to the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of [STATE] and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. To our knowledge, the Company does not own more than fifty percent (50%) of the outstanding capital stock of or control any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and the Warrant and to issue the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares. The execution and delivery of the Agreements, and the execution, issuance and delivery of the Warrant, by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered, and the Warrant has been duly executed, issued and delivered, by the Company and each of the Agreements and the Warrant constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         3. The execution, delivery and performance of the Agreements and the Warrant by the Company and the consummation by the Company of the transactions contemplated thereby, including without limitation the issuance of the Put Shares, the Warrant, the Warrant Shares and the Blackout Shares, do not and will not (i) result in a violation of the Company's Articles or By-

Kingsbridge Capital Limited                                              Page 3
[DATE]


Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, except for such conflicts, defaults, terminations, amendments, accelerations and cancellations as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles or Bylaws.

         4. The issuance of the Put Shares, the Warrant and the Blackout Shares in accordance with the Line of Credit Agreement, and the issuance of the Warrant Shares in accordance with the Warrant, will be exempt from registration under the Securities Act of 1933 and will be in compliance with [STATE] state securities laws. When so issued, the Put Shares, the Blackout Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation (the "Articles") or Bylaws or, to our knowledge, in any agreement to which the Company is party.

         5. To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations which are required to be and have not been disclosed in the SEC Documents.

         6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents.

         [7.     Nothing has come to our attention that has caused us to
believe that the Registration Statement and the Prospectus at the time the Registration Statement became effective and as of the date of the filing with the Commission of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q incorporated by reference into such Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; however, we express no opinion

Kingsbridge Capital Limited                                              Page 4
[DATE]


with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data derived therefrom included in the Registration Statement or the Prospectus.] [For Opinion pursuant to
Section 7.2(h).]

         This opinion is furnished to the Purchaser solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

                                        Very truly yours,

                                   EXHIBIT F

                             COMPLIANCE CERTIFICATE

         The undersigned, __________, hereby certifies, with respect to shares of common stock of the _____________ (the "Company") issuable in connection with the Put Notice, dated _____________ (the "Notice"), delivered pursuant to
Article II of the Private Equity Line of Credit Agreement, dated [DATE], by and between the Company and Kingsbridge Capital Limited (the "Agreement"), as follows:

         1. The undersigned is the duly elected Chairman and Chief Executive Officer of the Company.

         2.      The representations and warranties of the Company set forth in
Article V of the Agreement are true and correct in all material respects as though made on and as of the date hereof.

         3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Closing Date related to the Notice and has complied in all material respects with all obligations and conditions contained in Article VII of the Agreement.

         The undersigned has executed this Certificate this ____ day of ________, 199_.


                                            ____________________________________
                                            Name
                                            Title

                                   EXHIBIT G

                        INSTRUCTIONS TO TRANSFER AGENT


                                                           _______________, 1998


[Name, address and phone and facsimile number of Transfer Agent]


Dear Sirs:

         Reference is made to the Private Equity Line of Credit Agreement (the "Agreement"), dated as of [DATE] between Kingsbridge Capital Limited (the "Investor") and ___________ (the "Company"). Pursuant to the Agreement, subject to the terms and conditions set forth in the Agreement the Investor has agreed to purchase from the Company and the Company has agreed to sell to the Investor from time to time during the term of the Agreement shares of Common Stock of the Company, $____ par value per share (the "Common Stock"). As a condition to the effectiveness of the Agreement, the Company has agreed to issue to you, as the transfer agent for the Common Stock (the "Transfer Agent"), these instructions relating to the Common Stock to be issued to the Investor (or a permitted assignee) pursuant to the Agreement. All terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

         1.      ISSUANCE  OF COMMON STOCK WITHOUT THE LEGEND

         Pursuant to the Agreement, the Company is required to prepare and file with the Commission, and maintain the effectiveness of, a registration statement or registration statements registering the resale of the Common Stock to be acquired by the Investor under the Agreement. The Company will advise the Transfer Agent in writing of the effectiveness of any such registration statement promptly upon its being declared effective. The Transfer Agent shall be entitled to rely on such advice and shall assume that the effectiveness of such registration statement remains in effect unless the Transfer Agent is otherwise advised in writing by the Company and shall not be required to independently confirm the continued effectiveness of such registration statement. In the circumstances set forth in the following two paragraphs, the Transfer Agent shall deliver to the Investor certificates representing Common Stock not bearing the Legend without requiring further advice or instruction or additional documentation from the Company or its counsel or the Investor or its counsel or any other party (other than as described in such paragraphs).

         At any time after the effective date of the applicable registration statement (provided that the Company has not informed the Transfer Agent in writing that such registration statement is not effective) upon any surrender of one or more certificates evidencing Common Stock which bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates

Kingsbridge Capital Limited                                              Page 2
[DATE]


free of the Legend to replace those surrendered, the Transfer Agent shall deliver to the Investor the certificates representing the Common Stock not bearing the Legend, in such names and denominations as the Investor shall request, provided that, in connection with such event, if so requested by the Transfer Agent, the Investor (or its permitted assignee) shall confirm in writing to the Transfer Agent that (i) the Investor confirms to the Transfer Agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a designated transferee that is not an affiliate of the Company; and (ii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirements under the Securities Act of 1933, as amended.

         Any advice, notice or instructions to the Transfer Agent required or permitted to be given hereunder may be transmitted via facsimile to the Transfer Agent's facsimile number of (___)-___-____.

         2.      MECHANICS OF DELIVERY OF CERTIFICATES REPRESENTING COMMON
                 STOCK

         In connection with any Closing pursuant to which the Investor acquires Common Stock under the Agreement, the Transfer Agent shall deliver certificates representing Common Stock (with or without the Legend, as appropriate) as promptly as practicable, but in no event later than three business days, after such Closing.

         3.      FEES OF TRANSFER AGENT; INDEMNIFICATION

         The Company agrees to pay the Transfer Agent for all fees incurred in connection with these Irrevocable Instructions. The Company agrees to indemnify the Transfer Agent and its officers, employees and agents, against any losses, claims, damages or liabilities, joint or several, to which it or they become subject based upon the performance by the Transfer Agent of its duties in accordance with the Irrevocable Instructions.

         4.      THIRD PARTY BENEFICIARY

         The Company and the Transfer Agent acknowledge and agree that the Investor is an express third party beneficiary of these Irrevocable Instructions and shall be entitled to rely upon, and enforce, the provisions hereof.


                                         ______________________


                                         By:____________________________________
                                            Name
                                            Title


AGREED:

[NAME OF TRANSFER AGENT]


By:__________________________
Name:
Title: